Exhibit 99.1

Hercules Technology Growth Capital Appoints Jessica Baron as Chief Financial Officer

PALO ALTO, Calif.--(BUSINESS WIRE)--March 29, 2012--Hercules Technology Growth Capital, Inc. (NASDAQ: HTGC), a leader in customized debt financing for entrepreneurial venture capital and private equity-backed companies in technology-related markets including cleantech and life science, announced today they have appointed Jessica Baron to permanently serve as the Company’s chief financial officer effective immediately.

Baron, who has served as the company’s vice president of finance and interim chief financial officer since June 2011, was chosen to permanently fill the CFO position after an extensive review of internal and external candidates.

“Jessica’s extensive financial expertise and deep industry knowledge is a tremendous asset to our executive team,” said Manuel A. Henriquez, Hercules’ co-founder, chairman and chief executive officer. “She has continually proven her effective leadership, and has contributed meaningfully to the company’s long term growth objectives. We are extremely pleased to have her permanently fill the position of CFO.”

Commenting on her role, Baron said, “It is a distinct privilege to serve as Hercules’ CFO, and I am honored to have this opportunity. Hercules has a tremendous leadership position in the marketplace, an exceptional team and an outstanding track record, and I look forward to being a part of the company’s continued success.”

Ms. Baron joined the company in October 2006 as Corporate Controller and was promoted to Vice President of Finance in October 2010. Effective June 1, 2011, the company’s Board of Directors appointed Ms. Baron as Vice President of Finance and Interim Chief Financial Officer. During her tenure at Hercules, Ms. Baron has played a key role in all aspects of financial reporting, financial process and systems design and implementation. Prior to joining Hercules, she served in strategic finance roles at Cisco Systems, Inc. from 2004 to 2006 and at Levi Strauss and Company from 2002 to 2004. Ms. Baron also served as a finance and accounting manager at Dominion Ventures and Dominion Capital Management from 2000 to 2002. She held supervisory roles in the consulting and business assurance divisions of PricewaterhouseCoopers LLP from 1997 to 2000. Baron earned a B.A. in Human Biology and a M.A. in Sociology from Stanford University and a M.B.A. with an emphasis in Finance from the Haas Business School, University of California at Berkeley. She is a Certified Public Accountant in the state of California.

About Hercules Technology Growth Capital, Inc.:

Hercules Technology Growth Capital (NASDAQ: HTGC), is a NASDAQ traded specialty finance firm providing customized loans to public and private technology-related companies, including clean technology, life science and select lower middle market technology companies at all stages of development. Since inception, Hercules has committed more than $2.7 billion to over 190 companies and is the lender of choice for entrepreneurs, venture capital and private equity firms seeking ideal, customized growth capital financing at all stages of a company’s development to accelerate business growth and reach the next critical milestone.

Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Forward-Looking Statements:

The statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market turbulence, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

CONTACT:
Hercules Technology Growth Capital, Inc.
Main, 650-289-3060 HT-HN
info@htgc.com
Sally Borg, 650-289-3066
sborg@htgc.com